                             SUBSCRIPTION AGREEMENT

Board of Directors
SurfNet Media Group, Inc.
2245 W. University Drive, Suite 9
Tempe, AZ  85281

Dear Sirs:

        I hereby subscribe for and propose to acquire the number of shares of the
$.0001 par value common stock (the "Shares") of SurfNet Media Group, Inc., a
Delaware corporation (the "Company") and make the capital contribution set forth on the signature page hereof, payable to the Company in immediately available funds at the purchase price of $.65 per share, upon acceptance by the Company of this subscription, on the following terms and conditions:

        Financial Status. I have adequate means of providing for my current needs and possible personal contingencies and those of my dependents. I have no need for liquidity in this investment. I am able to bear the economic risk of a capital contribution to the Company for an indefinite period and can afford a complete loss of my investment. I have no reason to anticipate any change in my personal circumstances, financial or otherwise, within the next two years which might cause me to attempt to resell or transfer my Shares. My proposed investment in the Company does not exceed 10% of my net worth (including principal residence, furnishings and personal automobiles); and/or I have sought the advice of a third person experienced in financial and business matters to assist me in evaluating the merits and risks of my prospective investment.

        Accredited Investor Status. I am an "accredited investor" by virtue of one or more of the following:

        I am an individual whose net worth, or joint net worth with my spouse, as of the date hereof, exceeds $1,000,000 (including the value of my participation in a Keogh Plan or IRA).

        My individual income was in excess of $200,000 in each of the two most recent years or joint income with my spouse was in excess of $300,000 in each of those years, and I have a reasonable expectation of reaching the same income level in the current year.

        I am a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

                                       1

        I am a private business development company as defined in section
202(a)(22) of the Investment Advisers Act of 1940.

        I am an organization described in section 501(c)(3) of the Internal Revenue
Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000.

        I am a bank as defined in section 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in section
3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange
Act of 1934; an insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small
Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income
Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

        I am an entity in which all of the equity owners are accredited investors.

        Risk Factors. I understand that an investment in an enterprise such as the
Company is subject to a greater number of risks than an investment in a more mature and established concern. Because the Company is in its development stage, not all of the risks may be readily subject to identification or adequate analysis. Consequently, factors critical to the Company's success, such as the validity of its business concept and marketing strategy, its ability to implement an effective marketing plan, the quality of its management and the adequacy of its financing cannot be evaluated based upon the Company's operating history. I have considered these limitations in making my investment decision to purchase the Shares.

        Investment Intent. I am acquiring the Shares with the intent of holding the
Shares for investment only for my own account and without the intent of participating directly or indirectly in any distribution of the Shares. I understand that the Shares are being issued by the Company without registration and pursuant to exemption from registration under Section 4(2) of the Securities
Act of 1933, as amended, or other applicable state securities "blue sky" laws. I am a resident of, and domiciled in, the jurisdiction set forth below and have no present intention to become a resident of any other state or jurisdiction.

                                       2

        Restrictions on Transfer. I understand that I cannot sell the Shares unless they are subsequently registered under federal or state securities laws, or an exemption from registration is available and the Company is furnished with a reasonably acceptable opinion of counsel to the effect that registration is not required. The Company is under no obligation to register the Shares on my behalf or to comply with any exemption requirements. The Shares are transferable only on the books of the Company and any other attempted transfer of the Shares will be null and void.

        Restrictive Legend. I further understand and agree that the certificates representing the Shares may bear a legend in substantially the following form:

        The securities evidenced by this certificate have been issued or sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and other applicable state securities "blue sky" laws, and may not be sold or transferred except in a transaction which is exempt under said Acts or pursuant to an effective registration under such Acts.

        I hereby acknowledge that the Company has afforded me (i) access to all material books and records of the Company and to all material contracts and documents relating to its business and the purchase of the Shares and making of the capital contribution contemplated hereby and (ii) the opportunity to ask questions of and receive answers from the Chief Executive Officer of the Company or a person or persons acting on his behalf and to obtain additional information which I may have deemed necessary or appropriate to evaluate an investment in the Company. All such questions have been answered to my full satisfaction. No oral representations have been made to me which were in any way inconsistent with the books and records and material contracts and documents made available for review.

        I hereby acknowledge that (i) this subscription is irrevocable (subject to applicable securities laws) but may be rejected in whole or in part by the
Company in its sole and absolute discretion and will not be effective unless and until accepted by the Company; and (ii) upon acceptance, the Company may immediately utilize the net proceeds tendered herewith from the sale of the
Shares. When issued, the Shares will be fully paid and non-assessable.

        This Subscription Agreement recites our entire understanding regarding the circumstances under which I will buy the Shares. If we wish to alter our understanding, we must first prepare an amendment to this letter that reflects our revised understanding. The promises I have made in this letter as well as any obligations entailed by this letter that derive from my purchase of the
Shares will continue for so long as I own the Shares.

        I have carefully read this letter and, to the extent I felt it necessary, discussed its implications with my attorney, accountant or other financial advisor.

                                       3

                                   Very truly yours,

                       Signature: /s/ Dwight D. Lynch
                  Name (Printed):
                         Address:
                         TIN/SSN:
Number of Shares to be Purchased:  307,693
                      Investment: $200,000.00

ACCEPTED AND AGREED:

SURFNET MEDIA GROUP, INC.

       /s/ Robert D. Arkin
By:________________________
      Robert D. Arkin
      Chairman

Date:  February 10, 2004